Exhibit 5.1

June 3, 2025

SFIDA X, INC.

Sumitomo Fudosan Shinjuku Central Park Tower, 11F

6-18-1 Nishi-Shinjuku, Shinjuku-ku

Tokyo 160-0023, Japan

Re: SFIDA X, INC. / American Depositary Shares

Dear Sir / Madam:

We act as Japanese special counsel for SFIDA X, INC. (the “Company”), a corporation incorporated under the laws of Japan, in connection with the underwritten initial public offering and issuance by the Company of certain new common shares of the Company (the “New Shares” and the common shares of the Company in general, the “Shares”) represented by American depositary shares (the “ADSs”), for an aggregate of up to 1,150,000 Shares represented by ADSs (including 150,000 Shares represented by ADSs subject to the underwriters’ over-allotment option), as described in the Company’s registration statement on Form F-1 (No. 333-284025) (including all exhibits thereto and as amended from time to time, the “Registration Statement”), as filed by the Company with the Securities and Exchange Commission in accordance with the Securities Act of 1933, as amended (the “Securities Act”). The New Shares represented by ADSs are to be issued by the Company pursuant to an underwriting agreement (the “Underwriting Agreement”) by and between the Company and ThinkEquity LLC (the “Representative”), the form of which is filed as Exhibit 1.1 to the Registration Statement. The Company is also registering (i) warrants (which are stock acquisition rights under Japanese laws) to purchase up to 57,500 Shares represented by ADSs to be issued to the Representative as additional compensation pursuant to the Underwriting Agreement (the “Representative’s Warrants”), and (ii) up to an aggregate of 57,500 Shares represented by ADSs issuable upon exercise of the Representative’s Warrants (the “Representative’s Warrant Shares”; collectively with the New Shares represented by ADSs and the Representative’s Warrants, the “Securities”).

For the purposes of this opinion letter, we have examined originals and/or photostatic copies of such documents as we have deemed relevant. In conducting our examination, we have assumed, without independent verification, the legitimacy of all signatures, the legal capacity of each party thereto, the authenticity of all the documents submitted to us as originals, the conformity to the originals of all the documents submitted to us, and the accuracy and completeness of all records made available to us by the Company. In addition, in rendering this opinion letter, we have assumed that the Securities will be offered in the manner and on the terms and conditions described or referred to in the Registration Statement.

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This opinion letter is limited solely to the matters expressly set forth herein. Our opinions expressed herein are limited only to the laws of Japan, and we do not purport to express or imply any opinion with respect to the applicability or effect of the laws of any other jurisdiction. We express no opinion concerning, and assume no responsibility as to, laws or judicial decisions related to any US federal laws, rules or regulations, including but not limited to any US federal securities laws, rules or regulations, or any US state securities or “blue sky” laws, rules or regulations.

Based upon and subject to the foregoing, and having regard to legal considerations and other information we have deemed relevant, we are of the opinion that (i) the New Shares have been duly and validly authorized, and that when the New Shares are issued and delivered in exchange for payment in full to the Company of all considerations required therefor, in the manner and on the terms and conditions described in the Registration Statement and in accordance with the proceedings described therein, all the New Shares will be duly and validly issued, fully paid and non-assessable; (ii) the Representative’s Warrants have been duly authorized for issuance and, when issued and sold by the Company and paid for in accordance with and in the manner described in the Registration Statement, the Underwriting Agreement and the Representative’s Warrants, the Representative’s Warrants will be valid and legally binding obligations of the Company, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and by general equitable principles (regardless of whether considered in a proceeding at law or in equity); and (iii) the Representative’s Warrant Shares have been duly authorized for issuance and, when issued and sold by the Company and delivered by the Company and upon valid exercise thereof and against receipt of the exercise price therefor, in accordance with and in the manner described in the Registration Statement, the Underwriting Agreement and the Representative’s Warrants, will be validly issued, fully paid and, non-assessable.

We hereby consent to the reference to our firm’s name under the caption “Legal Matters” in the prospectus included in the Registration Statement and the use of this opinion letter as an exhibit to the Registration Statement. Despite such consent, we do not admit that we come within the category of persons where consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

Yours sincerely,
/s/ City-Yuwa Partners
City-Yuwa Partners

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